UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|X|    Soliciting Material Pursuant to ss.240.14a-12

                                 EDO Corporation
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
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

                                                Subject Company: EDO Corporation
                                                     Commission File No.: 1-3985

The following is an internal communication to all employees of EDO Corporation provided on November 20, 2007.

ITT                                                        ITT Defense

                                                           1650 Tysons Boulevard
                                                           Suite 1700
                                                           McLean,VA 22102
                                                           tel 703 790 6300
                                                           fax 703 790 6365
November 20, 2007



To:      Employees of EDO Corporation
From:    Steve Gaffney, President, ITT Defense

As president of ITT Defense, I want to share with you the excitement we feel about the prospect of combining our defense business with the EDO Corporation. We have long recognized EDO as a leader in advanced military technologies and services, and believe that the combination of our two strong teams will create an exciting and rewarding future for us all.

ITT and EDO are both successful companies with proud histories. We both take pride in our engineering strength and our support of the customers' mission. We both have strong value systems that guide the way we do business. I believe that bringing the two companies together, with our complementary capabilities in electronic warfare, communications, intelligence and services, along with new capabilities in integrated structures and undersea warfare, will enable us to better support the transformational needs of the military. Our combined broad customer base will allow us to take our technologies to new markets to create a stronger, growing company- this really is all about growth! We have shared this story with ITT employees in our company's internal news magazine called "In Our Hands." You can read this story online at www.itt.com/downloads/ioh_2007_fall_engl.pdf by scrolling to page 5.

Since we announced our offer to combine our companies, ITT Corp. CEO Steve Loranger and I have had the pleasure of meeting some of EDO's leaders, and last week we began visiting EDO employees at some of your facilities in New York, Utah and California. Everywhere we have visited we've been impressed by the pride and enthusiasm of your colleagues. These informal meetings have been invaluable in starting to establish the mutual trust we will need to be successful once the transaction is approved.

We must wait for the remaining regulatory and EDO shareholder approvals to complete the transaction. In the meantime, I can tell you that everyone at ITT Defense is eagerly anticipating the time when we can join with you to work as One Team with One Mission. I believe that this combination will bring new opportunities for EDO and ITT employees and customers. Together, we will create a very exciting future.

ITT


Steve

This communication is being made in respect of the proposed merger involving EDO and ITT Corporation. In connection with the proposed merger, EDO filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC"), a copy of which was mailed to the shareholders of EDO. Before making any voting decision, EDO'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED BY EDO WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165, telephone: 212-716 2000, or from EDO's website, www.edocorp.com.

EDO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from EDO's shareholders with respect to the proposed merger. Information regarding EDO's directors and executive officers and their ownership of EDO common stock is set forth in EDO's annual report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on March 8, 2007, and EDO's proxy statement for EDO's 2007 Annual Meeting of Shareholders, which was filed on April 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant documents regarding the proposed merger.